SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 30, 1996


                              MAXXIM MEDICAL, INC.

          TEXAS                  0-18208                 76-0291634
(State or jurisdiction        (Commission              (I.R.S.  Employer
of incorporation)              File Number)            Identification)

               ---------------------------------------------------

               104 Industrial Boulevard , Sugar Land, Texas 77478
              (Address of principal executive offices ) (Zip Code)

        Registrant's telephone number, including area code (713) 240-5588

                                       N/A
          (Former name or former address, if changed since last report)

             ------------------------------------------------------

                             Exhibit Index at Page 5

                                        1
Item 2.   Acquisition or Disposition of Assets

        On July 30, 1996 Maxxim Medical, Inc ("Maxxim") successfully completed a tender offer (the "Tender Offer") to the shareholders of Sterile Concepts Holdings, Inc. ("Sterile Concepts") which commenced on June 14, 1996. 5,438,059 shares or 98.4018% of the outstanding shares of Sterile Concepts were purchased pursuant to the Tender Offer for $20 per share for $108,800,000 in cash. Maxxim expects to acquire the remaining 88,325 shares in a merger expected to be completed not later than September 15, 1996, resulting in the payment of $20 per share for any remaining outstanding shares of Sterile Concepts stock at a cost of $1,800,000. Maxxim also refinanced existing Maxxim debt of approximately $72,700,000 contemporaneously with and repaid approximately $34,200,000 of Sterile Concepts debt shortly after the consummation of the Tender Offer. The Tender Offer was conducted pursuant to the terms of an Agreement and Plan of Merger dated June 10, 1996 (the "Merger Agreement") by and among Maxxim Medical, Inc., a Delaware corporation ("Maxxim-Delaware"), Maxxim Acquisition Co., a Virginia Corporation (the "Purchaser"), and Sterile Concepts which was negotiated following the conduct by Sterile Concepts of a formal request for bids from various different potential suitors designed to enable Sterile Concepts to evaluate various alternatives for a potential change in control.

Sterile Concepts assembles, packages and sterilizes ready-to-use custom procedure trays for hospitals, outpatient surgery centers and medical clinics. The assets acquired pursuant to the Merger Agreement consist primarily of accounts receivable, inventory, equipment and leased assembly and other facilities in Richmond, Virginia, Temecula, California and Minnetonka, Minnesota (which Maxxim expects to continue to operate for the foreseeable future). Subsequent to the merger, Maxxim plans to integrate the assets of Sterile Concepts into its already existing custom procedure tray assembly and packaging operations.

Funding to complete the acquisition and debt repayment was derived from ( i ) approximately $121,000,000 of borrowings under a $165,000,000 credit facility with NationsBank of Texas, N.A. ("NationsBank") and certain other lenders to be determined, to Maxxim and ( ii ) the net proceeds of $97,000,000 from the offering of $100,000,000 of 10 1/2% Senior Subordinated Notes with NationsBanc Capital Markets Inc. ("NCMI") and Bear, Stearns, & Co. Inc. ("Bear Stearns"), as the initial purchasers..

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of businesses acquired.

Financial Statements are not available as of the date of this report, but will be filed by amendment as soon as practicable, but not later than 60 days after the due date of this report.

(b) Pro forma financial information.

Pro forma Financial Statements are not available as of the date of this report, but will be filed by amendment as soon as practicable, but not later than 60 days after the due date of this report

                                       2
(c) Exhibits.

Documents filed as part of this report:

        1. Agreement and Plan of Merger dated as of June 10, 1996 by and among Maxxim, Maxxim-Delaware, Purchaser and Sterile Concepts (Filed as Exhibit (d) to the Schedule 14D-1 of Maxxim, Maxxim-Delaware, and Purchaser with the Commission on June 14, 1996 and incorporated herein by reference).

        2. Second Amended and Restated Credit Agreement, dated July 30, 1996, by and among NationsBank and the banks named therein.

        3. Purchase Agreement dated July 18, 1996 between Maxxim, NCMI and Bear Stearns.

        4. Indenture dated July 30, 1996, by and among Maxxim, as Issuer, Maxxim-Delaware, Purchaser, Fabritek La Romana, Inc., Maxxim Medical Canada Limited, Medica B.V. and Medica Hospital Supplies, N.V., as Guarantors and First Union National Bank of North Carolina, as Trustee.

                                       3
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MAXXIM MEDICAL, INC.


                                            By: /S/ KENNETH W. DAVIDSON
                                                  Kenneth W. Davidson

Date: August 14, 1996

                                       4

                                  EXHIBIT INDEX

EXHIBIT NUMBER      EXHIBIT DESCRIPTION                                     PAGE


1.  Agreement and Plan of Merger dated as of June 10, 1996 by and among Maxxim, Maxxim-Delaware, Purchaser and Sterile
    Concepts (Filed as Exhibit (d) to the Schedule 14D-1 of
    Maxxim, Maxxim-Delaware, and Purchaser with the Commission
    on June 14, 1996 and incorporated herein by reference).                  n/a

2.  Second Amended and Restated Credit Agreement, dated July
    30, 1996, by and among NationsBank and the banks named
    therein.                                                                   6

3.  Purchase Agreement dated July 18, 1996 between Maxxim,  NCMI
    and Bear Stearns.                                                         98

4.  Indenture  dated  July 30,  1996,  by and among  Maxxim,  as
    Issuer,  Maxxim-Delaware,  Purchaser,  Fabritek  La  Romana,
    Inc., Maxxim Medical Canada Limited,  Medica B.V. and Medica
    Hospital  Supplies,  N.V.,  as  Guarantors  and First  Union
    National Bank of North Carolina, as Trustee.                             132

                                      5